UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   June 20, 2014

JBI, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52444	90-0822950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Iroquois Street Niagara Falls, NY		14303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (716) 278-0015

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.03.      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 24, 2014, JBI, Inc. (the “Company”), the Company filed a Certificate of Amendment to its Articles of Incorporation to increase its total number of authorized shares of common stock from 150 million shares to 250 million shares.  A copy of the Certificate of Amendment to the Articles of Incorporation is attached hereto as Exhibit 3.1.

As reported in the Company’s Information Statement on Schedule 14C filed with the Securities and Exchange Commission on May 29, 2014, stockholders of the Company constituting approximately 53.7% of the outstanding common stock and preferred stock, voting together as a single class approved an amendment to the Company’s Articles of Incorporation on May 16, 2014, to (i) increase the total number of authorized shares of common stock, par value $0.001 per share, of the Company from 150 million shares to 250 million shares and (ii) change the Company’s corporate name to “Plastic2Oil, Inc.”  The proposals became effective on June 20, 2014, the twentieth calendar day following the date on which the definitive Information Statement was first mailed to the Company’s stockholders entitled to notice thereof.  A separate amendment effecting the name change will be filed and reported following the approval of the Company’s application with FINRA.

Section 8- Other Events
Item 8.01.      Other Events.

As previously reported, the Company was a defendant in an action filed by ASPTO LLC, Plastic2Oil of Clearwater 1 LLC, and ES Resources LLC in which the plaintiffs alleged breaches of certain contracts and seeking unspecified damages.  On June 12, 2014, pursuant to a stipulation of the parties, the Court ordered the case dismissed without prejudice.

Section 9- Financial Statements and Exhibits

Item 9.01.      Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit Title

3.1	Certificate of Amendment to Articles of Incorporation, filed on June 24, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBI, Inc.

June 25, 2014	By:	/s/ Richard Heddle
	Name:	Richard Heddle
	Title:	Chief Executive Officer

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